                                                                      Exhibit 11

                            ViroPharma Incorporated
                       Computation of Net Loss per Share

                             1996        1997         1998         1999         2000
                          ----------  -----------  -----------  -----------  -----------
Net Loss................  (6,395,004) (11,449,883) (26,402,116) (29,500,038) (41,817,374)
Accretion of redemption
 value attributable to
 mandatorily redeemable
 convertible preferred
 stock..................   1,597,341          --           --           --           --
Preferred stock
 dividends, including
 beneficial conversion
 component..............         --           --           --       934,533      727,352
Beneficial conversion
 feature of preferred
 stock..................         --           --           --     4,140,000          --
                          ----------  -----------  -----------  -----------  -----------
Net loss allocable to
 common stockholders....  (7,992,345) (11,449,883) (26,402,116) (34,574,571) (42,544,726)
                          ==========  ===========  ===========  ===========  ===========
Weighted average shares
 outstanding............   2,053,114   10,092,590   11,485,589   12,181,853   15,210,964
Shares assumed to be
 outstanding related to
 stock options and
 warrants granted for
 nominal consideration..     270,646          --           --           --           --
                          ----------  -----------  -----------  -----------  -----------
Shares used in computing
 diluted net loss per
 share..................   2,323,760   10,092,590   11,485,589   12,181,853   15,210,964
                          ==========  ===========  ===========  ===========  ===========
Net loss per share......
  Basic.................       (3.89)       (1.13)       (2.30)       (2.84)       (2.80)
                          ==========  ===========  ===========  ===========  ===========
  Diluted...............       (3.44)       (1.13)       (2.30)       (2.84)       (2.80)
                          ==========  ===========  ===========  ===========  ===========